UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2024

INNO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2465 Farm Market 359 South Brookshire, TX	77423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 909-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Xiaogang Zhang and Richard Haws from the Board

On March 31, 2024, 2024, the holders of a majority of the outstanding shares of common stock, no par value (the “Common Stock”) of Inno Holdings Inc. (“Inno” or the “Company”), by written consent, removed each of Xiaogang Zhang and Richard Haws (each, a “Departing Director,” and together, the “Departing Directors”) without cause as directors on the Board of Directors (the “Board”) of the Company, effective immediately.

The Departing Directors were independent directors of the Company and served on the Compensation Committee and the Audit Committee.

Appointment of Qiaowei Fang and Yihan Cai to the Board

On March 31, 2024, the holders of a majority of the outstanding shares of Common Stock of the Company, by written consent, elected each of Qiaowei Fang and Yihan Cai (each, an “Incoming Director,” and together, the “Incoming Directors”) to the Board to fill the vacancies left by the Departing Directors and to hold such office until their resignation or removal, effective immediately.

Mrs. Qiaowei Fang, age 43, currently serves as a Co-Founder and Senior Partner at the Grand Apartment Research Institute. From 2005 to 2021, she served as a Partner with the Green Business Forum Real Estate Marketing Agency. Mrs. Fang received her associate degree in Marketing from the Zhejiang Radio & TV University.

Mr. Yihan Cai, age 29, currently serves as a Derivatives Trader at the Zhejiang Feiluo Capital Asset Management Co., Ltd. From 2019 to 2024, he served as a Business Assistant for Beauty Town Supply Chain Co; Ltd. Mr. Cai received his B.B.A. in Operations & Supply Chain Management and a minor in Finance from the University of Dayton in Ohio.

There are no arrangements or understandings pursuant to which the Incoming Directors were selected as directors of the Company and there are no familial relationships between the Incoming Directors and the other directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, the Company and the Incoming Directors have not participated in any transactions, and there are currently no proposed transactions in which the Company or the Incoming Directors, or any person who as a result of the Incoming Director’s would be a related person for the purposes of Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, had or will have a direct or material interest.

The Company will compensate each of the Incoming Directors for their service as non-employee directors consistent with the compensation provided to other non-employee directors. Accordingly, Mrs. Fang and Mr. Cai will receive $10,000 in cash per quarter, subject to their continued service on the Board, respectively.

Qiaowei Fang is expected to serve on the Compensation Committee and Audit Committee, and Yihan Cai is expected to serve on the Compensation Committee and Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS INC.

By:	/s/ Dekui Liu
Name:	Dekui Liu
Title:	Chief Executive Officer, Director and Chairman

Date: April 1, 2024